PIPER
MARBURY
RUDNICK
& WOLFE LLP

101 EAST KENNEDY BOULEVARD                     WRITER'S INFORMATION
SUITE 2000
TAMPA, FLORIDA 33602                           ANDREW.MCINTOCH@PIPERRUDNICK.COM
WWW.PIPERRUDNICK.COM

                                               225743-000003

PHONE (813) 229-2111
FAX      (813) 229-1447

                                  April 5, 2000

First Investors Management Company, Inc,.
95 Wall Street
New York, New York 10005-4297

RE:   FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Dear Gentle:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                          Very truly yours,

                                          PIPER MARBURY RUDNICK& WOLFE LLP

                                          /s/ Andrew L. McIntosh

                                          Andrew L. McIntosh